                                                                  EXECUTION COPY


                               CREDIT AGREEMENT
                               ----------------


     THIS CREDIT AGREEMENT, dated as of April 30, 1998 (as from time to time amended, supplemented, modified or restated as provided herein, the "Agreement"), is by and between SMART & FINAL INC., a Delaware corporation (the
 ---------
"Company"), and CREDIT LYONNAIS LOS ANGELES BRANCH, a branch duly licensed under
 -------
the laws of the State of California (the "Bank ") of a banking corporation
                                          ----
organized and existing under the laws of the Republic of France.


                                   ARTICLE I

                        INTERPRETATIONS AND DEFINITIONS


     Section 1.01.  Certain Definitions.
                    --------------------

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition" shall mean the acquisition by the Company of substantially
      -----------
all the assets of the Cash & Carry division of United Grocers, Inc.

     "Adjusted LIBOR" shall mean, for any Interest Period, a rate per annum
      --------------                                              --- -----
equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of one percent) by dividing (1) the applicable LIBOR by (2) 1.00 minus
                                                                         -----
the Euro-Dollar Reserve Percentage.

     "Applicable Margin" shall mean, as of any date, a rate equal to the rate
      -----------------
set forth below for such date:

          Date during following period             Applicable Margin
          ----------------------------             -----------------
          Closing Date to 8/31/98                      0.50%
          9/1/98 to 10/31/98                           0.75%
          11/1/98 to 12/31/98                          1.00%
          Thereafter                                   1.25%

     "Base Rate" shall mean the rate of interest established by Credit Lyonnais
      ---------
New York Branch as its "base rate", with each change in such rate to be effective for purposes of this Agreement and the transactions contemplated hereby without necessity of any action on the part of any Person, on the day on which such change is effective, it being understood that such rate does not and shall not necessarily reflect the best or lowest rate of interest available to Credit Lyonnais' best or preferred commercial customers.

     "Base Rate Loan" shall mean a Loan made pursuant to the terms of this
      --------------
Agreement which bears interest at a rate determined by reference to the Base
Rate.

     "Borrowing" shall mean a borrowing made pursuant to the terms of this
      ---------
Agreement, consisting of Loans extended by the Bank.

     "Business Day" shall mean (i) any day other than a Saturday, Sunday or
      ------------
other day on which commercial banks in New York, New York or in Los Angeles, California are authorized or required by law to close and (ii) with respect to LIBOR Loans, any day on which commercial banks are open for domestic and international business (including, without limitation, dealings in Dollar deposits) in London, England and in New York, New York.

     "Calculated Debt" shall mean, as to any Person, at any date, for any period
      ---------------
and without duplication, the sum of (i) all obligations of such Person for borrowed money, excluding obligations under synthetic leases to the extent that operating lease expenses for such synthetic leases are included in the calculation of (iv) thereafter, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person as lessee under capital leases, and (iv) the product of (1) eight and (2) operating lease expense of such Person (determined in accordance with generally accepted accounting principles) for the period in question.

     "Cash Flow" shall mean, at any date and for any period, the sum of net
      ---------
income (excluding pre-tax special charges recorded in the fourth quarter of fiscal year 1997 in an amount not to exceed $8.9 million, and non-cash unusual items and minority interest in earnings), plus interest expense, income taxes,
                                          ----
depreciation, amortization and lease expense (to the extent deducted in determining net income) for such period.

     "Cash Flow Ratio" shall mean, at any date and for any period, the ratio of
      ---------------
(a) Calculated Debt as at such date and for such period to (b) Cash Flow as at such date and for such period.

     "Closing Date" shall mean the date on which the initial Borrowing is made
      ------------
hereunder.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Commitment" shall mean $65,000,000, as such amount may be reduced from
      ----------
time to time in accordance with the terms of this Agreement.

     "Debt" of any Person at any date shall mean, without duplication, (1) all
      ----
obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (3) all obligations of such

Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (4) all obligations of such Person as lessee under capital or finance leases, (5) all obligations of such Person under take-or-pay or similar contracts, (6) all obligations of such Person to reimburse or to indemnify the issuer of a letter of credit or guarantee for drawings or payments thereunder, (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (8) all Debt of others Guaranteed by such Person.

     "Default" shall mean any event or condition which constitutes an Event of
      -------
Default or which, with the passing of time or the giving of notice or both, would become an Event of Default.

     "Dollar" and the sign "$" shall mean lawful money of the United States of
      ------
America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Euro-Dollar Reserve Percentage" shall mean, for any day, that percentage
      ------------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding Five Billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined, or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents).

     "Event of Default" shall have the meaning set forth in Section 7.01 hereof.
      ----------------

     "Existing Debt" shall mean indebtedness of the Company for borrowed money
      -------------
outstanding on the date of this Agreement.

     "Final Maturity Date" shall mean April 29, 1999 or such earlier date as the
      -------------------
Commitment hereunder shall terminate and the Loans mature, whether by acceleration or otherwise.

     "Guarantee" by any Person shall mean any obligation, contingent or
      ---------
otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), provided that the term "Guarantee" shall not include endorsements
            --------
for collection or deposit in the ordinary course of business. The term "Guarantee" when used as a verb has a corresponding meaning.

     "Guarantor" or "Guarantors" shall mean each of Smart & Final Stores
      ---------      ----------
Corporation, American Foodservice Distributors, Inc. and Port Stockton Food Distributors, Inc., each a California corporation, or collectively, all such corporations.

     "Interest Period" shall mean (1) with respect to any LIBOR Loan, the period
      ---------------
commencing on the date of such Loan and ending one, two, three or six months thereafter, as the Company may elect pursuant to the terms of this Agreement,

provided that any such Interest Period which would otherwise end on a day which
--------
is not a Business Day shall be extended to the next Business Day, unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the preceding Business Day, and provided further, however,
                                                    -------- -------  -------
that if any such Interest Period shall be for a period of less than one month, the Loan made for such Interest Period shall be a Base Rate Loan, and (2) with respect to any Base Rate Loan, the period commencing on the date of such Loan and ending thirty (30) days thereafter, provided that any such Interest Period
                                        --------
which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day. Notwithstanding but without limiting the foregoing, no Interest Period shall end on a date which is later than the Final Maturity Date.

     "LIBOR" shall mean, with respect to any Interest Period, (i) the London
      -----
Interbank Offered rate for Dollar deposits for a period comparable to such Interest Period, which rate appears on the Teleratesystem Incorporated Service screen, page 3750, as of 11:00 a.m., London, England time, on the date that is two Business Days prior to the first day of such Interest Period, or (ii) if such rate shall not be so published on such day, then the arithmetic mean (rounded upward, if necessary, to the nearest one thirty-second of one percent) of the London Interbank Offered rates for Dollar deposits for a period comparable to such Interest Period appearing on the Reuters screen LIBOR page on such day, or (iii) if neither method set forth in the preceding clauses (i) and
(ii) is available, such other method for determination as the parties shall agree, or (iv) if such agreement is not promptly reached, then a rate determined for such Interest Period reasonably determined by the Bank as the rate then being paid by first-class banking organizations in the London, England interbank market for deposits in Dollars of an amount equal to the amount of the Loan in question, with a maturity identical to the relevant Interest Period.

     "LIBOR Loan" shall mean a Loan made pursuant to the terms of this Agreement
      ----------
which bears interest at a rate determined by reference to LIBOR.

     "Lien" shall mean, with respect to any asset, (1) any lien, charge,
      ----
mortgage, security interest, pledge or other encumbrance of any kind in respect of such asset, or (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" shall mean any of a Base Rate Loan or a LIBOR Loan, as the context
      ----
may require and, when used in the plural, may refer to any combination of Base Rate Loans and LIBOR Loans outstanding from time to time pursuant to the terms of this Agreement.

     "Loan Documents" shall mean this Agreement, the Note, the Subsidiary
      --------------
Guaranty and all other instruments, agreements and written contractual obligations between the

Company or any Guarantor and the Bank delivered pursuant to or in connection with this Agreement.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the
      -----------------------
property, business, operations, prospects or financial condition of the Company,
(ii) the ability of the Company or any of the Guarantors to perform its respective obligations hereunder or under the other Loan Documents, (iii) the validity or enforceability of all or any portion of this Agreement or of the other Loan Documents, (iv) the rights and remedies of the Bank hereunder or under the other Loan Documents, or (v) the timely payment of principal of or interest on any Loans or other amounts payable from time to time hereunder.

     "Note" shall mean a promissory note of the Company, executed and delivered
      ----
as contemplated by the terms of this Agreement, which promissory note shall be substantially in the form set forth at Exhibit A hereto (as the same may be amended, modified or supplemented from time to time).

     "Notice of Borrowing" shall have the meaning set forth in Section 2.02
      -------------------
hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
      ----
successor to any or all of its functions under ERISA.

     "Person" shall mean an individual, a corporation, a partnership, an
      ------
association, a business trust or any other entity or organization, including without limitation a government or political subdivision or agency or instrumentality thereof.

     "Plan" shall mean an employee benefit or other plan established or
      ----
maintained by the Company or any of its affiliates, which plan is covered by Title IV of ERISA.

     "Subsidiary Guaranty" shall mean the guaranty dated as of the date hereof
      -------------------
executed and delivered by the Guarantors in favor of the Bank, substantially in the form of Exhibit B hereto (as such agreement may be amended, modified or supplemented from time to time).

     "Tangible Net Worth" shall mean, as at any date, the following (determined
      ------------------
on a consolidated basis, without duplication, and in accordance with generally accepted accounting principles):

          (a) The gross book value of assets (excluding goodwill, patents, trademarks, tradenames, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles), minus
     -----

          (b) the sum of (i) reserves applicable to the assets referred to in the foregoing clause (a), and (ii) all liabilities (including accrued and deferred income taxes and subordinated indebtedness).

     "Wells Fargo Loan" shall mean the loan outstanding on the date of this
      ----------------
Agreement made to the Company by Wells Fargo Bank pursuant to an uncommitted short-term line of credit.


     Section 1.02.  Accounting Terms and Determinations.
                    ------------------------------------

     Unless otherwise expressly stated herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company delivered to the Bank.


                                  ARTICLE II

                                   THE LOANS


     Section 2.01.  The Loans.
                    ----------

     During the period from the date hereof to but excluding the Final Maturity Date, the Bank agrees to lend from time to time to the Company, on the terms and conditions set forth in this Agreement, amounts not to exceed in the aggregate at any one time outstanding the amount of the Commitment. Each Loan made in accordance with the terms of this Agreement shall be extended as part of a Borrowing hereunder from the Bank. Each Borrowing shall be in an aggregate principal amount of $1,000,000, or in any higher integral multiple of $1,000,000 (except that any Borrowing may be in the aggregate amount of the unused Commitment). Amounts repaid hereunder may not be reborrowed. Notwithstanding any other provision of this Agreement, no more than six Interest Periods shall be in effect at any time. For purposes of the preceding sentence, Loans of different types having the same Interest Period shall be deemed to have different Interest Periods.


     Section 2.02.  Method of Borrowing.
                    --------------------

     (A) With respect to each Borrowing made pursuant to Section 2.01 hereof, the Company shall give the Bank irrevocable written notice substantially in the form of Exhibit D hereto (such notice, a "Notice of Borrowing") at or before
                                          -------------------
9:00 a.m. Los Angeles, California time on the date at least one Business Day prior to the proposed extension of any Base Rate Loan and three Business Days prior to the proposed extension of any LIBOR Loan, which Notice of Borrowing shall specify:

          (i) The proposed date of any such Borrowing, which date shall in any case be a Business Day;

          (ii)   the proposed principal amount of such Borrowing;

          (iii) whether the proposed Loans are to be Base Rate Loans or LIBOR Loans; and

          (iv) in the case of a Borrowing consisting of LIBOR Loans, the duration of the proposed Interest Period applicable thereto.

     (B) Unless the Bank shall have determined that any applicable condition set forth in this Agreement shall not have been satisfied, the Bank promptly shall make the Loan available to the Company at the account designated by the Company from time to time in writing to the Bank.


     Section 2.03.  The Note.
                    ---------

     (a) The Loans shall be evidenced by a Note payable to the order of the Bank for the account of its applicable lending office. Such Note shall be dated on or prior to the date of the first Loan advanced by the Bank hereunder, shall set forth the amount of the Commitment as the maximum principal amount thereof, and shall have the blanks therein appropriately completed.

     (b) The Bank shall record and, prior to any transfer of its Note, shall endorse on the schedules forming a part thereof appropriate notations evidencing the date, the amount and the maturity of each Loan to be evidenced by the Note and the date and amount of each payment of principal made by the Company with respect thereto. The Bank is hereby irrevocably authorized by the Company so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required. The failure by the Bank to effect any such endorsement or any error therein shall not affect the Company's obligations with respect to unpaid Loans.


     Section 2.04.  Maturity of Loans.
                    ------------------

     Each Loan shall mature, and the principal amount thereof shall be due and payable, in a single payment on the Final Maturity Date or such earlier date as such Loans shall mature, whether by reason of acceleration, reduction in Commitment or otherwise.


     Section 2.05.  Interest Rates and Payment.
                    ---------------------------

     (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate.
               --- -----

     (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of (i) Adjusted LIBOR and (ii) the Applicable
     --- -----
Margin.

     (c) Overdue principal and, to the extent permitted by law, overdue interest on Loans made hereunder, and all other overdue amounts payable hereunder from time to time, shall bear interest, payable on demand, for each day from the date payment thereof was due to the date of actual payment at a rate per annum equal
                                                                --- -----
to the sum of (i) the rate otherwise applicable to such amount or, if no such rate was applicable, then the Base Rate, and (ii) two percent (2.0%).

     (d) The Bank shall determine each interest rate applicable to Loans and other amounts due from time to time hereunder, all in accordance with the terms of this Agreement. The Bank shall give prompt notice to the Company of each rate of interest so determined, and its determination thereof shall be conclusive, absent manifest error.

     (e) (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) upon the prepayment thereof in full or in part and (C) if not theretofor paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan.

         (ii) Interest accrued on each LIBOR Loan shall be payable in arrears
(A) on the last day of each Interest Period applicable to such Loan, (B) with respect to any LIBOR Loan having an Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Interest Period, and (C) if not theretofor paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

     (f) The Company shall elect consecutive Interest Periods for the Loans by irrevocable written notice to be received by the Bank prior to 9:00 a.m. Los Angeles, California time on the date (A) in the case of continuation of or conversion into a LIBOR Loan, at least three Business Days prior to the expiration date of the current Interest Period and (B) in the case of continuation of or conversion into a Base Rate Loan, at least one Business Day prior to the expiration date of the current Interest Period. In the absence of receipt by the Bank of such notice for a Loan, such Loan shall be continued as or converted into, as the case may be, a Base Rate Loan having an Interest Period of one day.


     Section 2.06.  Fees.
                    -----

     During the period from the date of this Agreement to and including the Final Maturity Date, the Company shall pay to the Bank a commitment fee computed at a rate equal to one hundred and seventy-five-hundredths of one percent (0.175%) per annum on the daily average unused amount of the Commitment. Such
         --- -----
commitment fee shall be payable quarterly in arrears on the last day of June, September, December and March during the period referred to in this Section 2.06, and on the date on which the Commitment is terminated.


     Section 2.07.  Optional Prepayments; Reduction of Commitment.
                    ----------------------------------------------

     The Company, upon at least two Business Days' prior written notice to the Bank, may prepay any Loans outstanding hereunder without premium or penalty (other than as set forth below in Section 2.10), in whole or in part, at any time or from time to time, in amounts aggregating $1,000,000 or any higher multiple of $1,000,000, by paying the principal amount being prepaid, together with accrued interest thereon to the date of payment thereof. Any such amount so prepaid shall be applied to the Loans in the order determined by the Bank in its sole discretion.. Any such prepayment shall permanently reduce the Commitment in an amount equal to such prepayment.


     Section 2.08.  General Provisions as to Payments.
                    ----------------------------------

     The Company shall make each payment of principal of and interest on the Loans, and of fees and other amounts due from time to time hereunder to the Bank, not later than 9:00 a.m., Los Angeles, California time, on the date when due in funds immediately available to the Bank at its address set forth on the signature pages hereof, or at such other address as it hereafter may designate by notice to the Company, for the account of the Bank. Whenever any payment of principal of, or interest on, any Loan hereunder, or any other amount due from time to time hereunder, is due on a day which is not a Business Day, the date for payment thereof shall be extended to the following Business Day, unless, in the case of any payment due with respect to any LIBOR Loan, such following Business Day falls in the next calendar month, in which case such payment shall be due on the Business Day preceding that originally scheduled for payment.


     Section 2.09.  Computation of Interest and Fees.
                    ---------------------------------

     Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for actual days elapsed. Interest on LIBOR Loans, as well as on any other amounts due from time to time hereunder, shall be computed on the basis of a year of 360 days, and paid for actual days elapsed.


     Section 2.10.  Funding Losses.
                    ---------------

     If any payment of principal with respect to a LIBOR Loan is made on any day other than the last day of the Interest Period applicable to such Loan (whether by reason of prepayment, acceleration or otherwise), or if the Company fails to borrow any LIBOR Loan after notice has been given to the Bank in accordance with
Section 2.02 or 2.05 hereof, the Company shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that the Bank
                                                      --------
shall have delivered to the Company a certificate as to the amount of such loss, which certificate shall be conclusive in the absence of manifest error.


     Section 2.11.  Taxes, Duties, Fees and Charges.
                    --------------------------------

     (a) If the Bank is not a bank organized under the laws of the United States of America or any state thereof, the Bank shall deliver to the Company copies, completed and executed as required, of Form 1001 or Form 4224, as applicable, in each case as promulgated pursuant to the Code. The Bank represents and warrants to the Company that the information contained in such Form will be accurate in all material respects, and agrees to notify the Company of any required changes therein.

     (b) The Company shall make all payments hereunder (whether of interest, fees or otherwise) free and clear of, and without deduction for or on account of, any present or future taxes, levies, imposts and assessments pursuant to the tax laws of the United States of America or any state or commonwealth thereof, and all interest, penalties and similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are imposed, the Company will pay the
                -----
full amount thereof, together with any additional amounts as may be necessary so that every net payment of any amount due hereunder, after deducting or providing for any Taxes, will not be less than the amount provided for herein. The Bank agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, any payment or withholding by the Company provided above and, in the sole judgment of the Bank, will not be otherwise disadvantageous to the Bank.

     (c) If the Company shall pay any Taxes as provided in this Section 2.11, or shall make any deduction or withholding from amounts payable hereunder in respect of any Taxes, the Company shall forward as soon as possible to the Bank official receipts or other evidence acceptable to the Bank establishing payment, deduction or withholding of such amounts.

     (d) The Company promptly shall pay all taxes, assessments and other governmental charges and governmental fees levied or assessed in connection with the execution and delivery of this Agreement and the other Loan Documents, and the performance by the parties thereto of the transactions contemplated hereby and thereby.


                                  ARTICLE III

                       CERTAIN CHANGES IN CIRCUMSTANCES


     Section 3.01.  Basis for Determining Interest Rate Inadequate.
                    -----------------------------------------------

     If, with respect to any Interest Period, (i) the Bank determines that deposits in Dollars are not being offered to banks in the relevant market for such Interest Period, or (ii) the Bank shall determine that interest determined by the Bank by reference to LIBOR will not adequately and fairly cover the cost to the Bank of maintaining and funding its LIBOR Loans, the Bank shall give notice thereof to the Company, whereupon the obligations of the Bank to make LIBOR Loans shall be suspended until such time as the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist and the Bank shall extend Base Rate Loans in lieu thereof until such suspension has ended.

     Section 3.02.  Illegality.
                    -----------

     If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any thereof, or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make, maintain or fund its LIBOR Loans, the Bank forthwith shall so notify the Company, whereupon the Bank's obligation to make LIBOR Loans shall be suspended and the Bank shall extend Base Rate Loans in lieu thereof until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist. Before giving any notice to the Company pursuant to this Section 3.02, the Bank will designate a different applicable lending office if such designation will avoid the need for such notice and, in the sole judgment of the Bank, will not otherwise be disadvantageous to the Bank. If the Bank shall determine that it may not lawfully continue to maintain or fund any of its outstanding LIBOR Loans to maturity and shall so specify in the notice contemplated hereby, then the Company shall prepay in full the then-outstanding principal amount of each such LIBOR Loan and shall borrow a Base Rate Loan in an equal principal amount for an Interest Period coincident with the remaining term of the Interest Period applicable to such LIBOR Loan.


     Section 3.03.  Increased Costs.
                    ----------------

     (A) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (including, without limitation, any such law, rule, regulation, or change with respect to regulations or other pronouncements similar to those contemplated by this Section 3.03 pertaining to the maintenance by the Bank or any affiliate of the Bank of capital deemed "adequate"), or the compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (1) shall subject the Bank to any tax, duty or other charge with respect to its obligation to make LIBOR Loans, or otherwise with respect to the Note, or shall change the basis of taxation of payments to the Bank of the principal of or interest on the LIBOR Loans or in respect to any other amounts due from time to time pursuant to the terms of this Agreement (except for changes in the rate of tax on the overall net income of the Bank or its applicable lending office imposed by the jurisdiction in which the Bank's principal executive office or applicable lending office is located); or

          (2) shall impose, modify or deem applicable any reserve (including, without limitation, any such reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank or the Bank's applicable lending office, or on the London interbank market any other condition affecting the obligation of the Bank to make LIBOR Loans, or otherwise with respect to the Note; and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or the Note with respect thereto, by an amount considered by the Bank to be material, then, within ten (10) days of demand therefor, the Company agrees to pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction, as the
case may be.   The Bank promptly will notify the Company of any event occurring after the date of this Agreement which would entitle the Bank to compensation pursuant to this Section 3.03, and the Bank will designate a different applicable lending office if such designation will avoid the need for or reduce the amount of any such compensation and, in the sole judgment of the Bank, will not otherwise be disadvantageous to the Bank.

     (B) A certificate of the Bank claiming compensation pursuant to this
Section 3.03, which certificate sets forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the parties hereto, in the absence of manifest error.


                                  ARTICLE IV

                             CONDITIONS TO LENDING


     The obligation of the Bank to make Loans hereunder on the occasion of any Borrowing is subject to the performance by the Company of all of its obligations under this Agreement and under the other Loan Documents, and to the satisfaction of the following further conditions:

     Section 4.01.  All Borrowings.
                    ---------------

     In the case of each Loan made hereunder, including without limitation Loans constituting the initial Borrowing:

     (a) Receipt by the Bank of an appropriate Notice of Borrowing;

     (b) No Default or Event of Default shall have occurred and be continuing, considered both before and after the making of the contemplated Borrowing;

     (c) All representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of the contemplated Borrowing, with the same force and effect as if made on such date;

     (d) The Bank shall have received such other documents, evidence, materials and information with respect to matters contemplated by this Agreement as the Bank reasonably shall request; and

     (e) With respect to any Borrowing the proceeds of which will be used to finance the cash portion of the purchase price of the Acquisition, (i) all conditions precedent to the Acquisition shall have been satisfied and no waiver of such conditions shall have been made without the consent of the Bank, (ii) the Company shall have received all consents and authorizations required pursuant to any contractual obligation or governmental authority as may be necessary to allow the Company to execute, deliver and perform its obligations under this Agreement, the other Loan Documents and each other agreement or instrument to be executed and delivered in connection with the Acquisition,
(iii) no law, regulation, order, judgment or decree of any governmental authority shall enjoin, prohibit or restrain the making of the Loans or the consummation of the Acquisition and (iv) the Bank shall have received copies of the acquisition agreement and the note to be issued by the Company in favor of United Grocers, Inc. in connection with the Acquisition.

     Each Notice of Borrowing and each Borrowing shall be deemed to be a representation and warranty by the Company as of the date of such Notice of Borrowing as to the facts specified in clauses (b) and (c) set forth above.


     Section 4.02.  Initial Borrowing.
                    ------------------

     In the case of the initial Borrowing:

     (a) Receipt by the Bank of the Note duly executed by the Company;

     (b) Receipt by the Bank of the Subsidiary Guaranty duly executed by the Guarantors;

     (c) Receipt by the Bank of an opinion of Donald G. Alvarado, Esq., Senior Vice President and General Counsel to the Company and the Guarantors, substantially in the form of Exhibit C attached hereto, dated the date of such Borrowing and otherwise satisfactory in all respects to the Bank;

     (d) Receipt by the Bank of certified copies of all corporate action taken by the Company and the Guarantors to authorize the execution, delivery and performance of this

Agreement and the other Loan Documents, as the case may be, together with such other corporate documents and other papers as the Bank reasonably may request;

     (e) Receipt by the Bank of certificates of duly authorized officers of the Company and the Guarantors as to the incumbency, and setting forth a specimen signature, of each person (i) who has signed this Agreement or the Note on behalf of the Company or the Subsidiary Guaranty on behalf of the Guarantors and
(ii) who, until replaced by other persons duly authorized for such purpose, will act as representatives of the Company or the Guarantors, as the case may be, for the purpose of signing documents in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby;

     (f) Receipt by the Bank of certificates of the chief financial officer of the Company to the effect set forth in Section 4.01(b) and Section 4.01(c) hereof;

     (g) Receipt by the Bank of all fees due and payable on or before the Closing Date of this Agreement; and

     (h) Receipt by the Bank of such additional certificates and documentation as it reasonably shall request with respect to this Agreement, the other Loan Documents, the Loans, the use of the proceeds thereof, and compliance with the provisions hereof and thereof and other matters relevant thereto.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES


     The Company hereby represents and warrants to the Bank as follows:

     Section 5.01.  Corporate Existence and Power.
                    ------------------------------

     Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all power and authority to carry on its business as now being conducted and to own its properties. Each of the Company and its subsidiaries is duly licensed or otherwise qualified and in good standing as a foreign corporation in each other jurisdiction in which the failure so to qualify would materially and adversely affect the conduct of the business of the Company or its subsidiaries, or the enforceability of contractual rights of the Company or its subsidiaries.


     Section 5.02.  Corporate Authorization.
                    ------------------------

     The execution, delivery and performance by the Company of this Agreement and the Note are within the Company's corporate power, have been duly authorized by all necessary corporate action and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company, or of any judgment, order, decree, agreement or instrument binding on the Company, or result in the creation of any Lien upon any of its assets.


     Section 5.03.  Binding Effect.
                    ---------------

     This Agreement constitutes, and the Note when duly executed and delivered on behalf of the Company as contemplated hereby will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.


     Section 5.04.  Financial Statements.
                    ---------------------

     The consolidated balance sheet of the Company and its consolidated subsidiaries as at January 4, 1998, and the related consolidated statements of income and retained earnings for the fiscal year then ended, certified by Arthur Andersen LLP, copies of which have been delivered to the Bank, fairly present in conformity with United States generally accepted accounting principles, the consolidated financial position of the Company and its consolidated subsidiaries as at such date, as well as their consolidated results of operations for such fiscal year.


     Section 5.05.  No Material Adverse Change.
                    ---------------------------

     No event or condition which could constitute a Material Adverse Effect has occurred since the date of the financial statements referred to in Section 5.04 hereof.


     Section 5.06.  Litigation.
                    -----------

     There are no actions, suits or proceedings pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any substantial portion of the property or business of the Company or such subsidiaries in any court or before or by any governmental department, agency or instrumentality in which there is a reasonable probability of an adverse decision which could constitute a Material Adverse Effect.


     Section 5.07.  Taxes.
                    ------

     The Company has filed or has caused to be filed, and has caused each of its subsidiaries to file or caused to be filed, all United States federal income tax returns and all other material tax returns required to be filed by the Company or such subsidiaries, and has paid and has caused each of its subsidiaries to pay, all taxes shown due on the returns so filed, as well as all other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.


     Section 5.08.  Governmental and Other Approvals.
                    ---------------------------------

     No approval, consent or authorization of, or filing or registration with, any governmental authority or body or other Person is necessary for the execution, delivery or performance by the Company of this Agreement or of the Note, except such as have been obtained or made and are in full force and effect.


     Section 5.09   ERISA.
                    ------

     Each Plan is in compliance with, and has been administered in compliance with, the applicable provisions of ERISA, the Code and any other United States federal or state law, except where the failure to so comply would have a Material Adverse Effect.


     Section 5.10.  Not an Investment Company.
                    --------------------------

     The Company is not, nor is the Company directly or indirectly "controlled by" or "under common control with" or otherwise acting on behalf of, an "investment company", as each of the quoted terms is defined and used in the Investment Company Act of 1940, as amended.


     Section 5.11.  No Breach.
                    ----------

     None of the execution and delivery of this Agreement or the other Loan Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance with the terms and conditions hereof and thereof, will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company is a party or by which the Company or any substantial part of its property is bound or subject.


     Section 5.12.  Use of Credit.
                    --------------

     The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose (whether immediate, incidental or ultimate) of buying or carrying margin stock (within the meaning of Regulation U and Regulation X promulgated by the Board of Governors of the Federal Reserve), and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any such margin stock.


     Section 5.13.  Public Utility Holding Company Act.
                    -----------------------------------

     The Company is not a "holding company" or an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", as each of such quoted terms is used in the Public Utility Holding Company Act of 1935, as amended.


     Section 5.14.  Environmental Matters.
                    ----------------------

     Without limiting any other representation of the Company set forth herein, the Company has obtained, and has caused each of its subsidiaries to obtain, all environmental, health and safety permits, licenses and other authorizations required under all applicable law to carry on the business of the Company and such subsidiaries as now being or as proposed to be conducted, except to the extent that failure to have any such permit, license or other authorization would not have (whether considered individually or in the aggregate) a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect, and each of the Company and its subsidiaries is in compliance with the terms and conditions thereof, and is generally in compliance with all applicable law pertaining to the protection of the environment, except to the extent that failure to so comply would not have (whether considered individually or in the aggregate) a Material Adverse Effect.


     Section 5.15.  Pari Passu Obligations.
                    -----------------------

     The obligations of the Company hereunder and under the Note rank, and at all times during the term of this Agreement will rank, pari passu with all other unsecured and unsubordinated indebtedness of the Company for borrowed money.


     Section 5.16.  Disclosure.
                    -----------

     The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Bank in connection with the negotiation, preparation, execution or delivery of this Agreement or of the Note, when taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein contained not misleading.


                                  ARTICLE VI

                               CERTAIN COVENANTS

     So long as the Commitment shall be in effect or any Loans shall be outstanding, the Company agrees as follows:


     Section 6.01.  Reporting.
                    ----------

     (a) As soon as available, and in any event within ninety (90) days after the end of each of the fiscal years of the Company, the Company will deliver to the Bank consolidated and consolidating balance sheets of the Company and its consolidated subsidiaries as at the end of each such fiscal year, and the related statements of income and retained earnings and changes in financial position, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, all reported on by Arthur Andersen LLP (or its successsor), or such other firm of nationally recognized independent certified public accountants.

     (b) As soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company, the Company will deliver to the Bank consolidated and consolidating balance sheets of the Company and its consolidated subsidiaries as at the end of each such quarter, and the related statements of income and changes in financial position for such quarter and for the portion of the fiscal year then ended, setting forth in comparative form corresponding figures from the preceding fiscal year, all certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Company.

     (c) Simultaneously with the delivery of each set of financial statements required to be delivered pursuant to Section 6.01(a) and Section 6.01(b) hereof, a certificate of the chief financial officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 6.13 and Section 6.14 hereof, and
(ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any such Default or Event of Default exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

     (d) As soon as possible and in any event within five (5) days after the occurrence of any Default or Event of Default, the statement of the chief financial officer of the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto.

     (e) From time to time, the Company shall deliver such additional information regarding the financial position or business of the Company as the Bank reasonably may request.


     Section 6.02.  Maintenance of Existence.
                    -------------------------

     Except as expressly permitted pursuant to Section 6.09 hereof, the Company will, and will cause each of its subsidiaries to, preserve and maintain the corporate existence and all of the rights, privileges and franchises of the Company or such subsidiaries necessary or desirable in the normal conduct of the business of the Company or such subsidiaries, and conduct such business in a regular manner.


     Section 6.03.  Maintenance of Properties.
                    --------------------------

     The Company will, and will cause each of its subsidiaries to, keep all property owned or leased by or on behalf of the Company or such subsidiaries in good working order and condition, ordinary wear and tear excepted, and will permit representatives of the Bank to inspect such properties and to examine the books and records of the Company or such subsidiaries relating to such properties during normal business hours.


     Section 6.04.  Compliance with Law.
                    --------------------

     The Company will, and will cause each of its subsidiaries to, comply with the requirements of all applicable law, rules, regulations and orders of any governmental body or regulatory agency having jurisdiction, including without limitation all laws concerning the protection of the environment.


     Section 6.05.  Notice of Proceedings.
                    ----------------------

     The Company will, and will cause each of its subsidiaries to, promptly provide notice in writing to the Bank of all litigation, arbitral proceedings and regulatory proceedings affecting the Company or such subsidiaries or any material portion of the properties of the Company or such subsidiaries, or the ability of the Company to perform its obligations under this Agreement or the other Loan Documents, other than any such litigation or proceedings in which there is no reasonable possibility of an adverse determination which could constitute a Material Adverse Effect.


     Section 6.06.  Use of Proceeds.
                    ----------------

     No part of the proceeds of any Loan made hereunder will be used to purchase or to carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The proceeds of the Loans shall be used solely (i) to repay a portion of the principal of the Wells Fargo Loan in an amount not to exceed $22,500,000 and (ii) to finance the cash portion of the purchase price of the Acquisition.


     Section 6.07.  Payment of Taxes.
                    -----------------

     The Company will, and will cause each of its subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed on the Company or such subsidiaries or on the income or profits of the Company or such subsidiaries or on any of the assets of the Company or such subsidiaries prior to the date on which penalties attach thereto, other than any such taxes, assessments, charges or levies the payment of which is being contested in good faith and by proper proceedings, and against which the Company or any of such subsidiaries is maintaining adequate reserves in accordance with generally accepted accounting principles.


     Section 6.08.  Certain Liens.
                    --------------

     None of the Company nor any of its subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than:

     (a) Liens existing on the date of this Agreement securing Existing Debt;

     (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet past due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with generally accepted accounting principles;

     (c) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like non-consensual Liens arising in the ordinary course of business that are not delinquent or that are being contested in good faith and by appropriate proceedings;

     (d) Pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

     (e) Deposits to secure the performance of bids, trade contracts (other than for Debt), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (f) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business, and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material (in amount or in kind) and that do not materially detract from the value of the property subject thereto, or interfere with the ordinary conduct of the business of the Company or any of its subsidiaries;

     (g) Liens on property of any corporation that becomes a subsidiary of the Company after the date of this Agreement, provided that such Liens are in
                                          --------
existence at the time such corporation becomes such subsidiary, and were not created in anticipation thereof; and

     (h) Liens upon real and/or tangible personal property acquired after the date of this Agreement (by purchase or other financing, construction or otherwise) by the

Company or any of its subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition, and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Debt representing or incurred to finance the cost of such property, provided that no
                                                               --------
such Lien shall extend to or cover any property of the Company or such subsidiaries other than the property acquired and the improvements thereof.


     Section 6.09.  Consolidations, Mergers and Sales of Assets.
                    --------------------------------------------

     None of the Company nor any of its subsidiaries will consolidate or merge with or into any other Person, nor sell, lease or otherwise transfer all or a substantial part of its assets to any other Person (in any such case, whether in one transaction or in a series of transactions), unless (i) no Default or Event of Default shall have occurred and be continuing (considered both before and after giving effect to any such consolidation, merger, sale, lease or transfer) and (ii) the Company or such subsidiary shall be the surviving entity after giving effect to any such consolidation, merger, sale, lease or transfer.


     Section 6.10.  Insurance.
                    ----------

     The Company will, and will cause each of its subsidiaries to, maintain insurance with financially sound and reputable insurance companies with respect to all property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations (excluding earthquake insurance if it is not commercially reasonable to obtain). The Company will, and will cause each of its subsidiaries to, in any event maintain casualty insurance, automobile liability insurance for bodily injury and property damage, comprehensive general liability insurance, workers' compensation insurance and business interruption insurance.


     Section 6.11.  Certain Obligations with Respect to Subsidiaries.
                    -------------------------------------------------

     The Company will take such action as from time to time may be necessary in order to ensure that the Company owns at all times at least the same percentage of the issued and outstanding shares of each class of capital stock of its subsidiaries as is owned on the date of this Agreement.


     Section 6.12.  Certain Restrictions on Dividends.
                    ----------------------------------

     Upon the occurrence and during the continuance of an Event of Default, the Company shall not make payments of any dividend (whether in cash, property or other obligation) on, or other payment or distribution on account of or with respect to, and shall not set apart money for a sinking or other analogous fund for, or make any purchase, redemption, retirement or other acquisition of, any shares of any class of its capital stock, or of any warrants, options or other rights to acquire the same, or make any payments to any Person where the amount thereof is calculated with reference to the fair market or equity value of the Company (i.e., "phantom
                                                             ----
stock" payments), other than dividends payable solely in shares of common stock of the Company to any employee stock ownership plan in existence on the date of this Agreement.


     Section 6.13.  Minimum Tangible Net Worth.
                    ---------------------------

     The Company will not permit its Tangible Net Worth at any time of determination to be less than the sum of (i) $135,000,000 and (ii) fifty percent (50%) of the net income (but only to the extent that such net income is a positive number) of the Company for the period commencing on January 5, 1998 and ending on the last day of the fiscal quarter of the Company ended on or most recently ended prior to the date of determination.


     Section 6.14.  Cash Flow Ratio.
                    ----------------

     The Company will not permit the Cash Flow Ratio as at the last day of the following fiscal quarters of the Company, determined with respect to the four
(4) fiscal quarters of the Company then ended, to be greater than the ratio set forth below opposite such fiscal quarter:

              Fiscal Quarter                        Ratio
              --------------                        -----
          2nd fiscal quarter of 1998                5.00:1
          3rd fiscal quarters of 1998               5.00:1
          4th fiscal quarter of 1998                4.50:1
          Thereafter                                4.25:1


                                  ARTICLE VII

                               EVENTS OF DEFAULT


     Section 7.01.  Events of Default.
                    ------------------

     Each of the following shall constitute an "Event of Default" hereunder:
                                                ----------------

     (a) The Company shall fail to pay any principal of any Loan when due;

     (b) The Company shall fail to pay any interest on any Note, any fees or any other amount due from time to time pursuant to the terms of this Agreement (other than amounts contemplated by the preceding clause (a)) when due, and such failure shall continue for three (3) Business Days;

     (c) Any representation or warranty made by the Company herein or in any instrument or document delivered pursuant to the terms hereof shall prove to be incorrect or misleading in any material respect when made or deemed made;

     (d) The Company shall fail to perform or observe any of its covenants set forth in Section 6.08 through and including Section 6.14;

     (e) The Company shall fail to perform or observe any of its covenants set forth in this Agreement (other than those contemplated by clauses (a), (b) and (d) of this Section 7.01), and such failure shall continue for a period of thirty (30) days;

     (f) The Company or any of its subsidiaries shall fail to make any payment in respect of any Debt (other than Debt incurred pursuant to the terms of this Agreement or of the Note) when due, and such failure shall continue for more than any applicable grace period with respect thereto, provided that the
                                                       --------
aggregate amount of Debt with respect to which any such failure shall have occurred shall equal or exceed $2,000,000 in payment of interest or $5,000,000 in payment of principal;

     (g) There shall occur any event or condition which results in the acceleration of any Debt of the Company or any of its subsidiaries (other than Debt incurred pursuant to the terms of this Agreement or of the Note) or which, with the giving of notice or the passage of time or both, would enable the holder of such Debt to cause acceleration of the maturity thereof, which event or condition, in the opinion of the Bank, evidences or could result in a Material Adverse Effect, provided that the aggregate amount of Debt with respect
                         --------
to which any such event or condition shall have occurred shall equal or exceed $5,000,000;

     (h) The Company or any of its subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (i) An involuntary case or other proceeding shall be commenced against the Company or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against the Company or any subsidiary under United States federal bankruptcy laws as now or hereafter in effect;

     (j) A judgment or judgments, or order or orders for the payment of money, in excess of $5,000,000 (whether individually or in the aggregate) shall be rendered against the Company or any of its subsidiaries, taken as a whole, and such judgments or orders shall continue unsatisfied and unstayed for a period of sixty (60) days;

     (k) The Company shall have incurred or shall be reasonably likely to incur a liability to a Plan or to the PBGC, which liability or liabilities (whether considered individually or in the aggregate) could result in a Material Adverse Effect;

     (l) There shall have occurred an event or condition which, in the opinion of the Bank, could have a Material Adverse Effect;

     (m) The Subsidiary Guaranty shall cease for any reason whatsoever to be the legal, valid and binding obligation of any Guarantor, enforceable against such Guarantor in accordance with its terms or if any Guarantor shall seek to disavow, deny or disclaim any of its obligations thereunder or shall breach any of the terms of the Subsidiary Guaranty; or

     (n) The Company shall cease to own and control, directly or indirectly, 100% of the issued and outstanding shares of capital stock and share voting rights of any Guarantor or shall cease to retain management control of any Guarantor or shall create or suffer to exist any Lien on any such shares of any Guarantor.


     Section 7.02.  Remedies.
                    ---------

     Upon the occurrence of an Event of Default specified in the preceding
Section 7.01(h) or Section 7.01(i), then, in every such event, the Commitment shall thereupon automatically be terminated, and the principal of and accrued interest on the Loans shall automatically and immediately become due and payable, without presentment, demand, protest or other notice or formality of any kind, all of which hereby are expressly waived, and upon the occurrence of any other Event of Default specified in the preceding Section 7.01, the Bank may terminate the Commitment hereunder or declare the principal of and accrued interest on the Loans and all other amounts which may be due pursuant to the terms of this Agreement and of the Note to be immediately due and payable, or both, in which event all such amounts shall so become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which hereby are expressly waived.


                                  ARTICLE VIII

                                 MISCELLANEOUS


     Section 8.01.  Notices.
                    --------

     Any notices required or permitted to be delivered pursuant to the terms of this Agreement or the other Loan Documents, or by applicable law, shall be in writing and shall be deemed to have been given and effective when personally delivered, or if sent by registered or certified mail, three (3) Business Days after date of delivery to the post office, or if sent by overnight courier (whether express mail or private courier), when received, or, if sent by telex or telecopier, upon receipt, in each case addressed to the Person required to receive the same at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such Person to the other parties hereto.


     Section 8.02.  Amendments and Waivers; Cumulative Remedies.
                    --------------------------------------------

     (A) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Company and by the Bank.

     (B) No failure or delay on the part of the Bank in exercising any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in and contemplated by this Agreement and by the Note are cumulative and not exclusive of any rights or remedies provided by law.


     Section 8.03.  Successors and Assigns.
                    -----------------------

     (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company may not assign its rights and obligations hereunder without the prior written consent of the Bank.

     (b) The Bank (i) may assign and pledge all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and (ii) may assign all or any portion of its rights under this Agreement and the Note to any lending office, branch or affiliate of Credit Lyonnais.


     Section 8.04.  Expenses, Indemnity, Certain Costs.
                    -----------------------------------

     The Company shall pay all reasonable out-of-pocket expenses of the Bank (including, without limitation, fees and expenses of counsel to the Bank) in connection with the preparation and administration of this Agreement and the Note, and the transactions contemplated hereby and thereby, as well as any waiver or amendment of any provision hereof or thereof and, in connection with any Event of Default, all out-of-pocket expenses incurred by the Bank (including, without limitation, fees and expenses of counsel to the Bank) in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Company agrees to indemnify the Bank and its affiliates, directors, officers, agents and employees (each of the Bank and its affiliates, directors, officers, agents and employees, an "Indemnified Party"), from and against (i) all costs, expenses (including,
------------------
without limitation, fees and expenses of counsel) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Bank is a party thereto) which relate to the Loans, the use of the proceeds thereof, this Agreement or the other Loan Documents, except any such costs, expenses or liabilities incurred by reason of the gross negligence or willful misconduct of the Indemnified Party seeking indemnity hereunder therefor, and
(ii) any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the other Loan Documents, or of any waiver or amendment of any provision hereof or thereof.


     Section 8.05.  Right of Set-Off.
                    -----------------

     Nothing in this Agreement shall impair the right of the Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company hereunder and to any other indebtedness of the Company to the Bank, whether or not the Bank shall have made any demand therefor.


     Section 8.06.  Counterparts.
                    -------------

     This Agreement may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument.


     Section 8.07.  Headings; Table of Contents.
                    ----------------------------

     The section and subsection headings used herein and any table of contents hereto have been inserted for convenience of reference only, and the parties do not intend that they be considered in interpreting this Agreement.


     Section 8.08.  Governing Law.
                    --------------

     THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              SMART & FINAL INC.

                              By:/s/ Donald G. Alvarado
                                 ----------------------
                              Name:  Donald G. Alvarado
                              Title: Senior Vice President

                              Information for Notices:

                              Smart & Final Inc.
                              4700 South Boyle Avenue
                              Los Angeles, CA  90058

                              Telephone:  (213) 584-6427
                              Telecopier: (213) 589-0288

                              CREDIT LYONNAIS
                                LOS ANGELES BRANCH,
                                as Bank

                              By:/s/ Rita Raychauduri
                                 --------------------
                              Name:  Rita Raychauduri
                              Title: Vice President

                              Information for Notices:

                              Credit Lyonnais Los Angeles Branch
                              515 South Flower Street, Suite 2200
                              Los Angeles, CA  90071

                              Telephone:  (213) 362-5954
                              Telecopier: (213) 623-3437